Exhibit (f) (2)

Auditor’s Consent

     We hereby consent to the inclusion of our report in respect of Deutsche Ausgleichsbank (“DtA”) dated May 14, 2002 in Amendment No. 1 to Kreditanstalt für Wiederaufbau’s and KfW International Finance Inc.’s Annual Report on Form 18-K for the year ended December 31, 2001, filed with the United States Securities and Exchange Commission.

December 17, 2002	PwC Deutsche Revision Aktiengesellschaft Wirtschaftsprüfungsgesellschaft

By: /s/ Ramrath	By: /s/ Dr. Erner

Ramrath Wirtschaftsprüfer	Dr. Erner Wirtschaftsprüfer